UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2026

Quince Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38890	90-1024039
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Gateway Boulevard
Suite 273
South San Francisco, California	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 910-5717

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	QNCX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

As of December 31, 2025, Quince Therapeutics, Inc. (the “Company” or “we”) had approximately $5.8 million of cash and cash equivalents and $11.9 million of short-term investments, and $16.4 million outstanding on its unsecured line of credit between Quince Therapeutics, S.p.A and the European Investment Bank (the “EIB Loan”). The foregoing estimates are preliminary and unaudited and reflects the Company’s preliminary estimates with respect to its cash and short-term investments and balance of its EIB Loan at December 31, 2025, based on currently available information and is subject to completion of its year-end financial closing procedures. This estimate should not be viewed as a substitute for the Company’s annual financial statements prepared in accordance with U.S. generally accepted accounting practices. Neither the Company’s independent auditors, nor any other independent accountants, have audited, reviewed, compiled, examined, or performed any procedures with respect to this preliminary financial information. Further, the Company’s preliminary estimated results are not necessarily indicative of the results to be expected for any future period as a result of various factors.

Item. 8.01	Other Events.

The Company is updating certain disclosures about its business and the risk factors applicable to its business contained in its prior public filings, including its Annual Report on Form 10-K for the year ended December 31, 2024 and its Quarterly Reports on the Form 10-Q for the period ended September 30, 2025 filed with the Securities and Exchange Commission.

Preliminary Financial Data as of December 31, 2025

The information contained above in Item 2.02 is hereby incorporated by reference into this Item 8.01.

Strategic Alternatives

On February 9, 2026, we engaged LifeSci Capital as our exclusive financial advisor to assist in restructuring activities and an evaluation of strategic alternatives aimed at maximizing shareholder value. Based on our initial evaluation, we plan to focus our efforts with respect to strategic alternatives, including effecting a reverse merger. We do not currently have any agreements or commitments to effect any such transactions and may not be able to execute such transactions on terms favorable to us and our stockholders, or at all. While we may also sell assets relating to our previous product candidates, we do not expect to receive any meaningful consideration from such sale, if any.

In order to fund our current efforts to pursue strategic alternatives, including a reverse merger, we intend to obtain additional funding through available financing sources, which may include additional public offerings of common stock, including sales of common stock, under a Controlled Equity OfferingSM Sales Agreement, dated December 18, 2024, with Cantor Fitzgerald & Co. and H.C. Wainwright & Co., LLC, or private financing of debt or equity. If we are successful in obtaining any such additional funding, we may use all or a portion of the net proceeds to repay outstanding indebtedness, as well as for general corporate purposes and to support our activities with respect to strategic alternatives, including effecting a reverse merger. There can be no guarantee that we will be able to obtain such additional funding on terms favorable to the Company or our stockholders, or at all.

Additional Risk Factors Relating to Our Business

Our lead drug candidate, eDSP, did not meet primary or secondary endpoints in the NEAT clinical trial and we do not have resources to pursue further operations. Therefore, we have no meaningful operations and the only opportunity for a return on an investment in our common stock is based on our ability to execute a reverse merger transaction.

We recently completed our NEAT clinical trial for our lead drug candidate, eDSP, which did not meet primary or secondary endpoints. Based on the results of the NEAT clinical trial, eDSP does not appear to be an effective treatment for A-T and we will be unable to continue development of eDSP in this therapeutic indication. We have no other current product candidates and do not have sufficient resources to pursue further research and development activities. Therefore, we have no meaningful operations and the only opportunity for a return on an investment in our common stock is based on our ability to execute a reverse merger transaction.

While we have engaged a financial advisor to support our Board of Directors in exploring strategic transactions, there can be no assurance that we will be able to engage in a strategic alternative transaction, including a reverse merger, or even if we do so, that any such transaction will result in favorable terms and conditions for us or our shareholders. If we are unsuccessful in engaging in a reverse merger, we will need to liquidate our business and you will not realize any return on an investment in our common stock.

In the event of a reverse merger transaction, your ability to realize a return on an investment in our common stock will depend on, among other things, the terms of such reverse merger transaction and the future performance of the target company in such transaction. There can be no guarantee that you will realize any benefit even if we are able to execute a reverse merger transaction.

Nasdaq may delist our securities from its exchange, which could adversely affect our ability to execute a strategic transaction and limit our stockholders’ liquidity.

Our common stock is currently listed on the Nasdaq Global Select Market, which has qualitative and quantitative listing criteria. However, we cannot assure you that our common stock will continue to be listed on Nasdaq in the future. In order to continue listing our common stock on Nasdaq, we must maintain certain financial, distribution and stock price levels. Generally, we must maintain a minimum amount in stockholders’ equity, a minimum number of holders of our common stock, a $1.00 minimum bid price per share for our common stock, and certain governance requirements relating to the composition of the committees of our Board of Directors.

Since January 29, 2026, the closing price of our common stock on the Nasdaq Global Select Market has been lower than $1.00. If we are unable to comply with Nasdaq continued listing requirements, our common stock may be subject to delisting. If Nasdaq delists our common stock from trading on its exchange or if we decide to voluntarily delist from Nasdaq and/or deregister our common stock under the federal securities laws, we could face significant material adverse consequences, including but not limited to (i) a limited availability of market quotations for our common stock; (ii) reduced liquidity for our common stock; (iii) a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities; (iv) a limited amount of news and analyst coverage, and in the event of deregistration of our common stock, less public disclosure about us; and (v) a decreased ability to issue additional securities or obtain additional financing in the future. In addition, if our common stock is delisted from Nasdaq our ability to execute a reverse merger transaction will be adversely affected.

If we are unable to execute a strategic transaction, may be required to pursue a reorganization proceeding under applicable bankruptcy or insolvency laws, including under Chapters 7 or 11 of the U.S. Bankruptcy Code.

Under the EIB Loan, the occurrence of a Material Adverse Change (as defined in the EIB Loan) gives the Bank (as defined in the EIB Loan) the right to declare amounts outstanding under the EIB Loan immediately due and payable. The Bank has not purported that a Material Adverse Change has occurred at this time. However, there can be no guarantee that the Bank will not invoke such provision in the future, or that we will not experience other Material Adverse Changes, or otherwise breach our financial or other covenants under the EIB Loan, that could give rise to an acceleration of our obligations under the EIB Loan.

If we are unable to execute a strategic transaction in a way that resolves our outstanding liabilities, we will be required to pursue a reorganization proceeding under applicable bankruptcy or insolvency laws, including protection (“Bankruptcy Protection”) under Chapters 7 or 11 of the U.S. Bankruptcy Code. Holders of our common stock will likely not receive any value or payments in a restructuring or similar scenario.

Under Chapter 7 of the United States Bankruptcy Code, a Chapter 7 trustee would be appointed or elected to liquidate our assets for distribution in accordance with the priorities established by the United States Bankruptcy Code. We believe that liquidation under Chapter 7 would result in significantly smaller distributions being made to our stakeholders than those we might obtain under Chapter 11 primarily because of the likelihood that the assets would have to be sold or otherwise disposed of in a distressed fashion over a short period of time rather than in a controlled manner and as a going concern.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “may,” “will,” “could,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “seeks,” “endeavor,” “potential,” “continue,” and similar expressions, or the negative of these terms, or similar expressions. These forward-looking statements include statements about the Company’s future expectations, plans and prospects. Accordingly, these statements involve estimates, assumptions, risks and uncertainties which could cause actual results to differ materially from those expressed in them, including the uncertainties related to our ability to execute strategic alternatives or raise additional funds. The Company’s forward-looking statements also involve assumptions that, if they prove incorrect, would cause its results to differ materially from those expressed or implied by such forward-looking statements. These and other risks concerning the Company’s business and operations are described in additional detail in the Company’s Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and other documents filed by the Company from time to time with the SEC. The Company is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUINCE THERAPEUTICS, INC.

Date: February 12, 2026	By:	/s/ Dirk Thye
	Name:	Dirk Thye
	Title:	Chief Executive Officer and Chief Medical Officer